Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Goodrich Petroleum Corporation of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part I, Items 1 and 2. Business and Properties — Oil and Natural Gas Reserves” in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

Netherland Sewell & Associates, Inc.
By:	/s/ DANNY D. SIMMONS
Name:	Danny D. Simmons
Title:	Executive Vice President

Houston, Texas
April 2, 2007